Exhibit 10.43

EXECUTION VERSION

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

THIS amendment no. 1 TO REGISTRATION RIGHTS agreement (this “Amendment”), dated as of July 7, 2016, is entered into by Clipper Realty Inc., a Maryland corporation (together with any successor entity thereto, the “Company”), and FBR Capital Markets & Co., a Delaware corporation (“FBR”) for the benefit of FBR, the purchasers (the “Participants”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), in the private offering by the Company of shares of Common Stock on August 3, 2015, and the direct and subsequent transferees of such shares of Common Stock of FBR and each of the Participants.

RECITALS

A.              The Company and FBR are parties to the Registration Rights Agreement, dated as of August 3, 2015 (the “Agreement”); and

B.              The Company and FBR wish to amend the Agreement as set forth herein; and

C.              The Board of Directors of the Company has declared this Amendment to be advisable and Holders beneficially owning at least two-thirds of the Registrable Shares (as defined in the Agreement) outstanding as of the date of this Amendment have consented to this Amendment.

AGREEMENT

The parties hereby agree as follows:

1.   Amendment. The references to “the first anniversary of the Closing Date” in Section 2(b)(iii) and Section 3(a) of the Agreement are hereby replaced with “October 31, 2016”.

2.   No Other Amendments; Effect of this Amendment. Except as expressly set forth herein, the Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed to be a waiver, amendment, modification or other change of any term, condition or provision of the Agreement. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties, any reference to the Agreement shall be deemed a reference to the Agreement as amended by this Amendment.

3.   Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

4.   Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5.   Headings. The headings in the Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has entered into this Amendment as of the date first above written.

CLIPPER REALTY INC.

By:	/s/ David Bistricer
Name: David Bistricer
Title: Co-Chairman and Chief Executive Officer

FBR CAPITAL MARKETS & CO.

By:	/s/ Paul Dell’isola
Name: Paul Dell’i'sola
Title: Senior Managing Director and Group Head

[Signature Page to Amendment No. 1 to Registration Rights Agreement]